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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
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                                                                                 State or Jurisdiction
             Subsidiary                                                              of  Incorporation
             ----------                                                          ----------------------
RPS, Inc.                                                                        Delaware
         RPS, Ltd.                                                               Canada
         Roadway Package System S.A. de C.V.                                     Mexico
         Roadway Telemarketing, Inc.                                             Delaware
         Services Development Corporation                                        Delaware
         Circle Investment Co.                                                   Delaware
         Caliber Customer Support, Inc.                                          Delaware

Viking Freight, Inc.                                                             California
         Spartan Express, Inc.                                                   South Carolina
                 (d/b/a Viking Freight -- Midwest/Southern Division)
         Coles Express, Inc.                                                     Delaware
                 (d/b/a Viking Freight -- Northeastern Division)
         Central Freight Lines, Inc.                                             Texas
                 (d/b/a Viking Freight -- Southwestern Division)

Caliber Logistics, Inc.                                                          Ohio
         Caliber Dedicated Transportation, Inc.                                  Delaware
         MediQuik Express, Inc.                                                  Ohio
         Pivot Systems, Inc.                                                     Delaware
         ROLS Marketing Services, Inc.                                           Delaware
         Warehouse Services, Inc.                                                Delaware
         Caliber Logistics (Canada), Inc.                                        Ontario
         Caliber Intermodal, Inc.                                                Delaware

Roberts Transportation Services, Inc.                                            Ohio
         Roberts Express, Inc.                                                   Ohio
                 Roberts Express, B.V.                                           Netherlands
                 Roberts Express SARL                                            France
                 Roberts Express GmbH                                            Germany
         North Coast Express, Inc.                                               Ohio
         Roberts Air Freight, Inc.                                               Ohio
         AutoQuik, Inc.                                                          Delaware
         Third Party Services, Inc.                                              Delaware

Caliber Technology, Inc.                                                         Ohio

Roadway Tire Company                                                             Ohio

Triangle Investment Co.                                                          Delaware

Transport Financial Corporation                                                  Delaware

Roadway Services (Canada), (1991) Ltd.                                           Canada

The Roadway Company (Europe), Inc.                                               Delaware

Transportation Research, Inc.                                                    Delaware
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